Exhibit 99.3

 LETTER OF ACCEPTANCE AND TRANSMITTAL

TO:	SPARTAN DELTA CORP. ("SPARTAN")

AND TO:	INCEPTION EXPLORATION LTD. ("INCEPTION")

The undersigned (the "Offeree") holder of the number of common shares ("Common Shares") of Inception indicated below hereby:

1.	acknowledges receipt of the offer of Spartan dated February 22, 2021 (the "Offer");

2.
irrevocably accepts the Offer and sells, assigns and transfers to Spartan all right, title and interest of the Offeree in and to all of the Common Shares held by the Offeree, subject to the satisfaction of the terms and conditions set forth in the pre-acquisition agreement dated February 16, 2021, between Spartan and Inception;

3.	deposits with the depositary for the Offer, Odyssey Trust Company ("Odyssey"), the enclosed certificate(s) representing the Common Shares held by the Offeree;

4.
irrevocably constitutes and appoints any officer of Inception, any officer of Spartan, any officer of Odyssey, and any other person designated by Spartan in writing, and each of them, as the true and lawful agent, attorney and attorney-in-fact and proxy of the undersigned with respect to the deposited Common Shares effective on and after the date that Spartan takes up and pays for Common Shares deposited under the Offer, with full power of substitution, in the name of and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest) to register or record, transfer and enter the transfer of deposited Common Shares on the register of holders maintained by or on behalf of Inception;

5.
represents and warrants that it has good title to the Common Shares free and clear of all liens, charges and encumbrances and that it has full power and authority to sell, assign and transfer the Common Shares held by it and when the Common Shares are taken up and paid for by Spartan, Spartan will acquire good, marketable and unencumbered title to the Common Shares free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim;

6.	covenants that it will execute, upon request, any additional documents reasonably necessary or desirable to complete the transaction contemplated herein; and

7.
covenants that if the Offeree is a Non-Resident Shareholder (as defined below), then: (a) prior to the purchase by Spartan of the Common Shares, the Offeree will apply for a certificate pursuant to section 116 of the Income Tax Act (Canada) in respect of the disposition (a "Section 116 Certificate");

(b)
if a Section 116 Certificate with a "certificate limit" (as defined for the purposes of section 116 of the Income Tax Act (Canada)) not less than the fair market value of the Common Shares is not obtained prior to the purchase by Spartan of the Common Shares, then, prior to the purchase by Spartan of the Common Shares, the Offeree will enter into a escrow agreement (the "Non-Resident Escrow Agreement") with Spartan and Odyssey, as escrow agent;

(c)
the Non-Resident Escrow Agreement shall provide that, if a comfort letter is received by the Offeree prior to the deadline for remitting to the Canada Revenue Agency the fair market value of the Withheld Spartan Shares (as defined below), no such remittance will be made until required by the Canada Revenue Agency in accordance with the terms of such comfort letter; and

(d)	Spartan shall:

(i)	withhold from the common shares of Spartan ("Spartan Shares") otherwise deliverable to the Offeree the Relevant Number (as defined below) of such Spartan Shares (the "Withheld Spartan Shares"); and

(ii)	remit the Withheld Spartan Shares to the escrow agent in trust for the Offeree in accordance with the provisions of the Non-Resident Escrow Agreement, and for the purposes of his subparagraph 7(b), "Relevant Number" means:

(A)
where no Section 116 Certificate has been provided to Spartan by the Offeree prior to the purchase by Spartan of the Common Shares, 25% of the Spartan Shares otherwise deliverable to the Offeree under the Offer; and

(B)
where a Section 116 Certificate has been provided to Spartan by the Offeree prior to the purchase by Spartan of the Common Shares, 25% of that number of Spartan Shares having a fair market value equal to the amount by which the fair market value of the aggregate purchase price payable to the Offeree under the Offer exceeds the certificate limit under the Section 116 Certificate, and for this purpose the Spartan Shares shall be deemed to have a fair market value of $3.8341 per Spartan Share.

The Offeree hereby declares, represents and warrants that he/she/it is (select one of the following):

I.    ☐     not a Non-Resident Shareholder

        OR

II.   ☐    a Non-Resident Shareholder

Any Offeree who deposits this Letter of Acceptance and Transmittal which does not indicate that such Offeree is a resident of Canada for purposes of the Income Tax Act (Canada) will be treated as a Non-Resident Shareholder.

An Offeree in respect of which the share register of Inception indicates an address outside of Canada and who checks Box I may nevertheless be deemed by Spartan to be a Non-Resident Shareholder.

For the purposes of this Letter of Acceptance and Transmittal, a "Non-Resident Shareholder" means a holder of Common Shares that is: (i) a person who is not a resident of Canada for the purposes of the Income Tax Act (Canada); or (ii) a partnership that is not a Canadian partnership for the purposes of the Income Tax Act (Canada).

By checking a box above, the Offeree acknowledges that Spartan is relying on such declaration in complying with its obligations under the Income Tax Act (Canada) and that the Canada Revenue Agency or other applicable taxing authority may also look to such declaration and the Offeree accepts responsibility for the accuracy thereof.

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Each and every authority, whether as attorney or otherwise, herein conferred by the Offeree is irrevocable, is granted in consideration of the purchase of the Common Shares by Spartan in accordance with the terms of the Offer, shall survive the death, insolvency, bankruptcy or incapacity of the Offeree and shall be binding upon the successors and assigns of the Offeree and upon the executors, administrators, committees, heirs and personal representatives of the undersigned.

DATED: _____________________, 2021.

Name of Offeree (Please Print)

Signature

Name of Person Signing (if Offeree is a company)

E-mail address of Offeree:[1]

Address of Offeree:

Registration Instructions for Spartan Shares:

Delivery Instructions for Spartan Shares (if different
from Address of Offeree specified above):

Number of Common Shares held by Offeree

1 If an email address is provided, the shareholder consents to its use for delivery of a DRS Statement representing Spartan Shares issued under the Offer and for delivery of future shareholder communications.

The Depositary is:

Odyssey Trust Company

Deliver by Registered Mail, Mail, Hand or Courier to:

United Kingdom Building
323 – 409 Granville Street,
Vancouver BC V6C 1T2
Attention: Corporate Actions

Inquiries:

Telephone: (587) 885-0960
E-Mail: corp.actions@odysseytrust.com

Any questions and requests for assistance may be directed by holders of Common Shares to the telephone number, e-mail and location set out above.